                           AMERUS LIFE HOLDINGS, INC.
                EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIOS
  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS


                                                                                                Years Ended December 31,
                                                                                         1999             1998            1997
                                                                                  --------------------------------------------------

                                                                                                     (in thousands)
Earnings
      Pre-tax income from continuing operations                                             $ 97,211        $ 88,597       $ 78,381
      Less:  Income (loss) from equity investees                                              (1,232)         (6,072)        13,205
      Add:  Distributed income from equity investees                                           1,639             689          4,621
                                                                                  --------------------------------------------------
                                                                                             100,082          95,358         69,797
                                                                                  --------------------------------------------------

      Fixed charges                                                                          310,921         315,537         98,935
      Less:  Preference security dividend requirements
           not included in net income                                                              -           4,697            592
                                                                                  --------------------------------------------------
      Net fixed charges                                                                      310,921         310,840         98,343
                                                                                  --------------------------------------------------

Total Earnings                                                                             $ 411,003       $ 406,198      $ 168,140
                                                                                  ==================================================

Fixed Charges
      Interest expense on debt                                                                11,566          15,058          7,961
      Interest credited to deferred annuity account balances                                 281,063         282,465         81,834
      Amortization of debt issuance costs                                                      1,538           1,300          1,529
      Preference security dividend requirements                                               16,754          16,714          7,611
                                                                                  --------------------------------------------------

Total Combined Fixed Charges and Preference Security Dividends                             $ 310,921       $ 315,537      $  98,935
                                                                                  ==================================================

Ratio of Earnings to Combined Fixed Charges and
      Preference Security Dividends                                                             1.32            1.29           1.70
                                                                                  ==================================================


                                                                         Years Ended December 31,
                                                                           1996           1995
                                                                      -------------------------------

                                                                             (in thousands)

Earnings
      Pre-tax income from continuing operations                            $ 116,988       $ 110,550
      Less:  Income (loss) from equity investees                              (2,926)         (1,356)
      Add:  Distributed income from equity investees                             664             254
                                                                      -------------------------------
                                                                             120,578         112,160
                                                                      -------------------------------

      Fixed charges                                                           68,396          80,476
      Less:  Preference security dividend requirements
           not included in net income                                              -               -
                                                                      -------------------------------
      Net fixed charges                                                       68,396          80,476
                                                                      -------------------------------

Total Earnings                                                             $ 188,974       $ 192,636
                                                                      ===============================

Fixed Charges
      Interest expense on debt                                                 2,142           2,356
      Interest credited to deferred annuity account balances                  66,254          78,120
      Amortization of debt issuance costs                                          -               -
      Preference security dividend requirements                                    -               -
                                                                      -------------------------------

Total Combined Fixed Charges and Preference Security Dividends              $ 68,396        $ 80,476
                                                                      ===============================

Ratio of Earnings to Combined Fixed Charges and
      Preference Security Dividends                                             2.76            2.39
                                                                      ===============================